(logo) LNR

           Partners, LLC

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the “Special Servicer”), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.             A review of the activities performed by the Special Servicer during the period commencing on January 1, 2018 and ending on December 31, 2018 (or any other shorter period set forth on Schedule I hereto) (the “'Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.             To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,

a Florida limited liability company

By: /s/ Job Warshaw

Job Warshaw

President

Dated: February 19, 2019

1601 Washington Avenue • Suite 700 • Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 • Fax: (305) 695-5601

Schedule I

WFCM 2017-C41

Wells Fargo Commercial Mortgage Trust 2017-C41, Commercial Mortgage Pass-Through Certificates, Series 2017-C41

Fitch Ratings, Inc.

33 Whitehall Street

Attention: Commercial Mortgaged Surveillance

New York NY 10004

General Contact

Kroll Bond Rating Agency, Inc.

845 Third Avnue, 4th Floor

Attention: CMBS Surveillance

New York NY 10022

General Contact

Moody's Investors Service, Inc.

7 World Trade Center

250 Greenwich Street

Attn: Commercial Mortgage Surveillance Group

New York NY 10007

General Contact

TriMont Real Estate Advisors, LLC

One Alliance Center

3500 Lenox Road, Suite G1

Attn: Operating Advisor

Atlanta GA 30326

Group Operating Advisor

TriMont Real Estate Advisors, LLC

Thompson & Knight

900 Third Avenue, 20th Floor

New York NY 10022

William O’Connor

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia MD 21045

Group Notices

Wells Fargo Commercial Mortgage Securities, Inc.

c/o Wells Fargo Securities, LLC

375 Park Avenue, 2nd Floor

J0127-023

New York NY 10152

A.J. Sfarra

Wells Fargo Commercial Mortgage Securities, Inc.

Wells Fargo Law Department

D1053-300

301 South College St.,

Charlotte NC 28288

Jeff D. Blake

Wilmington Trust, National Association

Global Capital Markets

Structured Finance

1100 N. Market Street- 5th Floor

Wilmington DE 19890

Beverly D. Capers

Wilmington Trust, National Association

1100 North Market Street

Wilmington DE 19890

Group